Supplement to
Prospectus Supplement dated March 29, 2007
(to Prospectus dated March 29, 2007)

                                  $790,635,415
                                  (Approximate)

                                IndyMac MBS, Inc.
                                    Depositor

                           [IndyMac Bank, F.S.B. LOGO]
                          Sponsor, Seller and Servicer

                 Residential Asset Securitization Trust 2007-A5
                                 Issuing Entity

                Mortgage Pass-Through Certificates, Series 2007-E

                                   ----------

      This Supplement amends the prospectus supplement dated March 29, 2007 (the "Prospectus Supplement") that has been issued with respect to the Residential Asset Securitization Trust 2007-A5, Mortgage Pass-Through Certificates, Series 2007-E (the "Certificates"), as described below.

o The first table in the section "Component Classes," on page S-65 of the Prospectus Supplement, is hereby deleted in its entirety and replaced by the following:

                                                    Initial Component Balance
                        Designation                      (approximate)
                        -----------                      -------------

            Class PO-1 Component .................          $152,794

            Class PO-2 Component .................        $2,302,620

o The first sentence of the definition of "interest accrual period," on page S-76 of the Prospectus Supplement, is hereby deleted in its entirety and replaced by the following:

            "With respect to each Distribution Date for the LIBOR Certificates, the "interest accrual period" will be the one-month period commencing on the 25th day of the month before the month in which that Distribution Date occurs and ending on the 24th day of the month in which the Distribution Date occurs."

                                   ----------

UBS Investment Bank                                                    Citigroup

                               September 11, 2007